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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by in reference the Registration Statements pertaining to the CommonWealth Bank Amended and Restated Stock Option Plan (Form S-8, No. 333-106338), the 2001 Directors Stock Option Plan (Form S-8, No. 333-75222), the 1999 Stock Option Plan (Form S-8, No. 333-31338) and the Employee Stock Ownership and Savings Plan (Form S-8, No. 63865) of First Community Bancshares, Inc. of our report dated March 9, 2004, with respect to the consolidated financial statements of First Community Bancshares, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ Ernst & Young LLP

Charleston, West Virginia
March 11, 2004